EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Warrior Met Coal, Inc. (the “Company”), do hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

WARRIOR MET COAL, INC.

Date: February 24, 2021	By:	/s/ Walter J. Scheller, III
Walter J. Scheller, III
Chief Executive Officer

Date: February 24, 2021	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

This certification accompanies the Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. This certification shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.